UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2018

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-9500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At MetLife, Inc.’s (the “Company’s”) annual meeting of shareholders on June 12, 2018, the shareholders:

•	elected eleven Directors, each for a term expiring at the Company’s 2019 annual meeting of shareholders;

•	ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2018;

•	approved, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Company’s 2018 Proxy Statement; and

•	did not approve a shareholder proposal to adopt a policy that the Chairman of the Board be an independent Director.

Election of Directors:

Nominee Name	Votes For	Votes Against	Abstained	Broker Non-Votes
Cheryl W. Grisé	857,710,183	17,315,517	6,013,743	63,389,260
Carlos M. Gutierrez	876,431,981	3,399,534	1,207,928	63,389,260
Gerald L. Hassel	875,896,660	4,308,839	833,944	63,389,260
David L. Herzog	866,175,174	14,045,957	818,312	63,389,260
R. Glenn Hubbard, Ph.D.	870,878,163	9,328,657	832,623	63,389,260
Steven A. Kandarian	856,565,353	23,397,493	1,076,597	63,389,260
Edward J. Kelly, III	872,232,011	7,975,572	831,860	63,389,260
William E. Kennard	872,501,013	7,236,899	1,301,531	63,389,260
James M. Kilts	856,734,280	23,396,137	909,026	63,389,260
Catherine R. Kinney	876,890,432	3,358,496	790,515	63,389,260
Denise M. Morrison	873,280,893	6,976,682	781,868	63,389,260

	Votes For	Votes Against	Abstained	Broker Non-Votes
Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for 2018	921,773,142	21,842,699	812,862	-0-

Advisory vote to approve the compensation paid to the Company’s Named Executive Officers	852,021,252	27,052,558	1,965,633	63,389,260

Shareholder proposal to adopt a policy that the Chairman of the Board be an independent Director	265,250,234	614,322,082	1,467,127	63,389,260

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Jeannette N. Pina
Name:	Jeannette N. Pina
Title:	Vice President and Secretary

Date: June 13, 2018